UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

US Lighting Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1148 E 222nd St
Euclid, Ohio	44117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01. Other Events.

On October 8, 2021, a superseding indictment was unsealed in the United States District Court for the Northern District of Ohio (Case No. 1:21CR491) that included charges against several individuals, including Mr. Spivak and Ms. Smirnova. The charges in the superseding indictment included the following:

•	That from in or around 2016, through in or around 2019, Mr. Spivak, Ms. Smirnova and others knowingly and intentionally conspired to commit securities fraud in that they knowingly and willfully, by the use of the means and instrumentalities of interstate commerce and of the mails, used and employed manipulative and deceptive devices and contrivances in connection with the purchase and sale of securities by (a) employing devices, schemes and artifices to defraud; (b) making and causing to be made false statements of material fact and omitting material facts that were necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (c) engaging in acts, practices and courses of business which operated and would operate as a fraud and deceit upon any persons, including members of the investing public and sellers and purchasers of US Lighting Group, Inc.’s (the “Company”) securities, in violation of Title 15, United States Code, Sections 78j(b) and 78ff, and Title 17, Code of Federal Regulations, Section 10b-5.

•	That from on or around February 15, 2021, through on or about June 7, 2021, Mr. Spivak, Ms. Smirnova and others knowingly and intentionally conspired to commit securities fraud in that they knowingly and willfully, by the use of the means and instrumentalities of interstate commerce and of the mails, used and employed manipulative and deceptive devices and contrivances in connection with the purchase and sale of securities by (a) employing devices, schemes and artifices to defraud; (b) making and causing to be made false statements of material fact and omitting material facts that were necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (c) engaging in acts, practices and courses of business which operated and would operate as a fraud and deceit upon any persons, including members of the investing public and sellers and purchasers of the Company’s securities, in violation of Title 15, United States Code, Sections 78j(b) and 78ff, and Title 17, Code of Federal Regulations, Section 10b-5.

•	That on certain dates from 2016 to 2021, Mr. Spivak, among others, knowingly and willfully committed securities fraud in that he knowingly and willfully, by the use of the means and instrumentalities of interstate commerce and of the mails, used and employed manipulative and deceptive devices and contrivances in connection with the purchase and sale of securities by (a) employing devices, schemes and artifices to defraud; (b) making and causing to be made false statements of material fact and omitting material facts that were necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (c) engaging in acts, practices and courses of business which operated and would operate as a fraud and deceit upon any persons, including members of the investing public and sellers and purchasers of the Company’s securities, in violation of Title 15, United States Code, Sections 78j(b) and 78ff, Title 17, Code of Federal Regulations, Section 10b-5, and United States Code, Section 2.

•	That from in or around 2016, through in or around 2019, Mr. Spivak, among others, knowingly committed wire fraud in violation of Title 18, United States Code, Sections 1343 and 2.

•	That from on or about February 15, 2021, through on or about June 7, 2021, Mr. Spivak, among others, knowingly committed wire fraud in violation of Title 18, United States Code, Sections 1343 and 2.

The Company has been advised that Mr. Spivak has pleaded not guilty to the charges, and Ms. Smirnova intends to plead not guilty to the charges. Both have advised that they intend to deny the charges and intend to vehemently defend themselves against these charges. The Company has not been named in the superseding indictment and is unable to know the eventual outcome, timing and course of actions of this matter.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs and assumptions, as well as information currently available to management. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “advise,” “intend,” “plan,” “expect,” “believe,” “may,” “will,” “should,” "would," "could," and any variation of the foregoing and similar expressions are forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, and they not occur the statements above may vary materially from those anticipated, estimated or expected. Therefore, you should not rely on any of these forward-looking statements. The Company does not undertake any obligation to update any forward-looking statements it makes, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

US Lighting Group, Inc.

October 29, 2021	By:	/s/ Anthony Corpora
Anthony Corpora
Chief Executive Officer